Exhibit (8)(l)(vi)

                                                               Execution Version

                                  Amendment to
                             Participation Agreement
                                      Among
                         PIMCO Variable Insurance Trust,
                    Allianz Global Investors Distributors LLC
                                       And
                    Jefferson National Life Insurance Company

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2003 Participation Agreement among PIMCO Variable Insurance Trust (the "Fund"), a Delaware business trust, Allianz Global Investors Distributors LLC (the "Underwriter") and Jefferson National Life Insurance Company as follows:

      1. Schedule A thereto is hereby modified in its entirety to read as set forth in Schedule A attached hereto.

      2. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of October 1, 2010.

PIMCO Variable Insurance Trust

By:_____________________________________________

Name:___________________________________________

Title:__________________________________________

Allianz Global Investors Distributors LLC

By:_____________________________________________

Name:___________________________________________

Title:__________________________________________

Jefferson National Life Insurance Company

By:_____________________________________________

Name:___________________________________________

Title:__________________________________________

                                                               Execution Version

                                   Schedule A

The term "Designated Portfolio" of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

Designated Portfolios/Classes:

PIMCO Variable Insurance Trust - each series of the Trust offering Administrative, Institutional, Class M and Advisor Class shares

Segregated Asset Accounts:

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Jefferson National Life Annuity Account C          22-4025 (Individual)
(Registered)                                       32-4000 (Group)
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Jefferson National Life Annuity Account E          22-4047/32-4003 (Achievement)
(Registered)                                       22-4048/32-4002 (Educator)
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Jefferson National Life Annuity Account F          22-4061
(Registered)
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Jefferson National Life Annuity Account G          22-4056
(Registered)                                       JNL-2300
                                                   JNL-2300-1; JNL-2300-2
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